United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:  September 8, 2009

Lannett Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	001-31298	23-0787699
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 State Road, Philadelphia, PA 19136

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 333-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)    Appointment of Vice President of Operations

Effective September 8, 2009, Stephen Kovary has been appointed and will assume the duties as the Company’s Vice President of Operations.

Mr. Kovary, 52, has nearly thirty years of experience in the pharmaceutical industry.  Prior to joining Lannett, Mr. Kovary was the Vice President, Plant Manager for PF Laboratories, a division of Purdue Pharma, LP, since 2003.  Formerly, Mr. Kovary held senior level management level positions at Pliva, Inc, Abbott Laboratories and Parke-Davis.

Mr. Kovary holds a Bachelor of Science in Pharmacy from the Rutgers University Ernest Mario School of Pharmacy and a Masters in Business Administration in Management from Fairleigh Dickenson University.  Mr. Kovary is a member of the American and New Jersey Pharmaceutical Associations, the International Society of Pharmaceutical Engineers and the Parenteral Drug Association.  Mr. Kovary is a member of the Dean’s Advisory Board and the Alumni Association of the Rutgers University Ernest Mario School of Pharmacy.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	99.1	September 8, 2009 Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lannett Company, Inc.
(Registrant)

	By:	/s/ Arthur Bedrosian
Arthur Bedrosian
President and Chief Executive Officer
Dated: September 10, 2009

EXHIBIT INDEX

Exhibit:	Description

99.1	September 8, 2009 Press Release